NEWS	FONAR CORPORATION
For Immediate Release	The Inventor of MR Scanning™
Contact: Daniel Culver	An ISO 9001 Company
Director of Communications	Melville, New York 11747
E-mail: investor@fonar.com	Phone: (631) 694-2929
www.fonar.com	Fax: (631) 390-1709

FONAR Announces Fiscal 2016 1st Quarter Financial Results

•                  Diluted Net Income per Common Shares Available to Common Stockholders increased 13% to $0.43 per share for 1st Quarter Fiscal 2016 versus same quarter one year earlier.

•                  Net Income Available to Common Stockholders increased 13% to $2.7 million for 1st Quarter Fiscal 2016 versus same quarter one year earlier.

•                  Net Income increased 6% to $3.5 million for 1st Quarter Fiscal 2016 versus same quarter one year earlier.

•                  Income from Operations for 1st Quarter Fiscal 2016 increased 5% to $3.6 million versus same quarter one year earlier.

•                  Total Revenues for 1st Quarter Fiscal 2016 decreased 2% to $17.6 million versus the same quarter one year earlier.

MELVILLE, NEW YORK, November 9, 2015 - FONAR Corporation (NASDAQ-FONR), The Inventor of MR Scanning™, reported its first quarter fiscal 2016 results for the quarter ended September 30, 2015. FONAR is the first Company in the MRI industry to manufacture an MRI (Magnetic Resonance Imaging) scanner. The Company’s two industry segments are: development, manufacturing and servicing of the UPRIGHT® Multi-Position™ MRI, and management of Stand-Up® MRI (UPRIGHT® MRI) centers. FONAR’s substantial list of patents include recent patents for its technology enabling full weight-bearing MRI imaging on all the gravity sensitive regions of the human anatomy, especially the brain, extremities and spine

These include FONAR’s newest works-in-progress technology for visualizing and quantifying the flow of cerebrospinal fluid (CSF) which circulates throughout the brain and vertebral column at the rate of 32 quarts per day. Imaging and quantifying the dynamics of this vital life-sustaining physiology of the body’s neurologic system has been made possible by FONAR’s introduction of the MRI and its latest works-in-progress for quantifying CSF in all the normal positions of the body, particularly in its upright flow against gravity.

The FONAR UPRIGHT® Multi-Position™ MRI scanner is the world’s only MRI scanner licensed under FONAR’s multiple UPRIGHT® MRI patents to scan all the patient’s body parts in their normal full weight-bearing UPRIGHT® position.

FONAR CORPORATION

Financial Highlights

Total Revenues - Net for the quarter ended September 30, 2015 were $17.6 million as compared to $18.0 million for the corresponding quarter ended September 30, 2014.

Net Income for the quarter ended September 30, 2015 increased 6% to $3.5 million as compared to $3.3 million for the corresponding quarter ended September 30, 2014.

Income from Operations for the quarter ended September 30, 2015 increased 5% to $3.6 million as compared to $3.4 million for the corresponding quarter ended September 30, 2014.

Basic Net Income per Common Share Available to Common Shareholders for the quarter ended September 30, 2015 increased 13% to $0.44 as compared to $0.39 for the corresponding quarter ended September 30, 2014.

Diluted Net Income per Common Share Available to Common Shareholders for the quarter ended September 30, 2015 increased 13% to $0.43 as compared to $0.38 for the corresponding quarter ended September 30, 2014.

Total Assets at September 30, 2015 were $79.0 million, as compared to $76.5 million at June 30, 2015.

Total Current Assets at September 30, 2015 were $46.9 million, as compared to $43.6 million at June 30, 2015.

Total Cash and Cash Equivalents at September 30, 2015 increased 16% to $11.0 million, as compared to $9.4 million at June 30, 2015.

Total Liabilities at September 30, 2015 were $26.0 million, as compared to $25.7 million at June 30, 2015.

Total Current Liabilities at September 30, 2015 were $19.7 million, as compared to $18.8 million at June 30, 2015.

Significant Events

Earlier this year, a medical monograph was published by S. Karger, AG based in Basel, Switzerland (see www.karger.com/Book/Home/261956). It is titled “The Craniocervical Syndrome and MRI,” and highlights the FONAR UPRIGHT® Multi-Position MRI. It also highlights the recently discovered syndrome that shows how neck injury can interfere with cerebrospinal fluid (CSF) flow in the brain, causing a variety of brain diseases. For more details and a press release visit www.fonar.comnews/050515.htm

Management Discussion

Raymond V. Damadian, president and chairman of FONAR Corporation said, “The Company continues to focus on ways to increase revenue and net income. We are still concerned about potential cuts in MRI reimbursement rates, however we will continue to explore all opportunities to expand our capacity. Various new applications of FONAR’s UPRIGHT® MRI technology can deliver additional positive results to patients, referring doctors and our shareholders.”

FONAR CORPORATION

“In any case,” said Dr. Damadian, “the success for our managed Stand-Up MRI centers is because physicians have come to understand that they will obtain ‘BETTER PATIENT OUTCOMES’ from the treatment of patients if they obtain their images, (particularly the spine) with their patients in their usual upright fully weight-loaded symptom generating positions. They understand that they run the risk of failure to visualize structural abnormalities in the spines of their patients that could result in poor outcomes from their treatment. Obtaining their patients’ images in the fully weight-loaded multiple positions provided by FONAR’s UPRIGHT® Multi-Position™ MRI can significantly reduce the prospect of poor outcomes.”

About FONAR

FONAR (NASDAQ:FONR), Melville, NY, The Inventor of MR Scanning™, was incorporated in 1978, and is the first, oldest and most experienced MRI company in the industry. FONAR introduced the world’s first commercial MRI in 1980, and went public in 1981. FONAR’s stellar product is the FONAR UPRIGHT® MRI (also known as the Stand-Up® MRI), the only whole-body MRI that performs Position™ imaging (pMRI™) and scans patients in numerous weight-bearing positions, i.e. standing, sitting, in flexion and extension, as well as the conventional lie-down position. The FONAR UPRIGHT® MRI often sees the patient’s problem that other scanners cannot because they are lie-down and ”weightless” only scanners. The patient-friendly UPRIGHT® MRI has a near-zero claustrophobic rejection rate by patients. As a FONAR customer states, “If the patient is claustrophobic in this scanner, they’ll be claustrophobic in my parking lot.” Approximately 85% of patients are scanned sitting while they watch a 42” flat screen TV. FONAR is headquartered on Long Island, New York.

UPRIGHT® and STAND-UP® are registered trademarks and The Inventor of MR Scanning™, Full Range of Motion™, Multi-Position™, Upright Radiology™, The Proof is in the Picture™, True Flow™, pMRI™, Spondylography™, Dynamic™, Spondylometry™, CSP™, and Landscape™, are trademarks of FONAR Corporation.

This release may include forward-looking statements from the company that may or may not materialize. Additional information on factors that could potentially affect the company's financial results may be found in the company's filings with the Securities and Exchange Commission.

FONAR CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts and shares in thousands, except per share amounts)

(Unaudited)

Assets

	September 30, 2015	June 30, 2015 *
Current Assets:
Cash and cash equivalents	$10,973	$9,449
Accounts receivable – net	4,591	3,791
Accounts receivable - related party	90	—
Medical receivable – net	9,442	9,082
Management and other fees receivable - net	14,484	14,058
Management and other fees receivable – related medical practices – net	3,600	3,507
Costs and estimated earnings in excess of billings on uncompleted contracts	682	682
Inventories	2,296	2,192
Prepaid expenses and other current assets	775	860
Total Current Assets	46,933	43,621
Deferred income tax asset	8,423	8,423
Property and equipment – net	12,439	12,901
Goodwill	1,767	1,767
Other intangible assets – net	8,647	8,950
Other assets	818	830
Total Assets	$79,027	$76,492

*Condensed from audited financial statements.

FONAR CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts and shares in thousands, except per share amounts)

(Unaudited)

Liabilities and Stockholders’ Equity

	September 30, 2015	June 30, 2015 *
Current Liabilities:
Current portion of long-term debt and capital leases	$2,478	$2,490
Accounts payable	1,595	1,783
Other current liabilities	8,764	8,253
Unearned revenue on service contracts	4,714	4,187
Unearned revenue on service contracts – related party	83	—
Customer deposits	1,939	1,938

Billings in excess of costs and estimated earnings on uncompleted contracts	142	142
Total Current Liabilities	19,715	18,793
Long-Term Liabilities:
Deferred income tax liability	510	510
Due to related medical practices	233	237
Long-term debt and capital leases, less current portion	5,088	5,699
Other liabilities	485	469
Total Long-Term Liabilities	6,316	6,915
Total Liabilities	26,031	25,708

*Condensed from audited financial statements.

FONAR CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts and shares in thousands, except per share amounts)

(Unaudited)

Liabilities and Stockholders’ Equity (Continued)

STOCKHOLDERS' EQUITY:	September 30, 2015	June 30, 2015 *
Class A non-voting preferred stock $.0001 par value; 453 shares authorized at September 30, 2015 and June 30, 2015, 313 issued and outstanding at September 30, 2015 and June 30, 2015	$—	$—
Preferred stock $.001 par value; 567 shares authorized at September 30, 2015 and June 30, 2015, issued and outstanding – none	—	—
Common Stock $.0001 par value; 8,500 shares authorized at September 30, 2015 and June 30, 2015, 6,062 issued at September 30, 2015 and June 30, 2015; 6,051 outstanding at September 30, 2015 and June 30, 2015	1	1
Class B Common Stock (10 votes per share) $.0001 par value; 227 shares authorized at September 30, 2015 and June 30, 2015; .146 issued and outstanding at September 30, 2015 and June 30, 2015	—	—
Class C Common Stock (25 votes per share) $.0001 par value; 567 shares authorized at September 30, 2015 and June 30, 2015, 383 issued and outstanding at September 30, 2015 and June 30, 2015	—	—
Paid-in capital in excess of par value	175,448	175,448
Accumulated deficit	(133,487)	(136,349)
Notes receivable from employee stockholders	(30)	(32)
Treasury stock, at cost - 12 shares of common stock at September 30, 2015 and June 30, 2015	(675)	(675)
Total Fonar Corporation’s Stockholders’ Equity	41,257	38,393
Noncontrolling interests	11,739	12,391
Total Stockholders' Equity	52,996	50,784
Total Liabilities and Stockholders' Equity	$79,027	$76,492

*Condensed from audited financial statements.

FONAR CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Amounts and shares in thousands, except per share amounts)

(Unaudited)

	THREE MONTHS ENDED SEPTEMBER 30,
REVENUES	2015	2014
Product sales – net	$18	$1,271
Service and repair fees – net	2,284	2,491
Service and repair fees - related parties – net	28	28
Patient fee revenue, net of contractual allowances and discounts	8,114	6,787
Provision for bad debts for patient fee	(3,507)	(3,146)
Management and other fees – net	8,829	8,738
Management and other fees - related medical practices – net	1,845	1,816
Total Revenues – Net	17,611	17,985
COSTS AND EXPENSES
Costs related to product sales	112	1,085
Costs related to service and repair fees	543	507
Costs related to service and repair fees - related parties	7	6
Costs related to patient fee revenue	2,228	1,899
Costs related to management and other fees	5,419	5,590
Costs related to management and other fees – related medical practices	1,058	979
Research and development	436	397
Selling, general and administrative	3,775	3,578
Provision for bad debts	418	506
Total Costs and Expenses	13,996	14,547
Income From Operations	3,615	3,438
Interest Expense	(150)	(204)
Investment Income	50	62
Income Before Provision for Income Taxes and Noncontrolling Interests	3,515	3,296
Provision for Income Taxes	50	40
Net Income	3,465	3,256
Net Income - Noncontrolling Interests	(603)	(721)
Net Income - Controlling Interests	$2,862	$2,535
Net Income Available to Common Stockholders	$2,676	$2,370
Net Income Available to Class A Non-Voting Preferred Stockholders	$139	$123
Net Income Available to Class C Common Stockholders	$47	$42
Basic Net Income Per Common Share Available to Common Stockholders	$0.44	$0.39
Diluted Net Income Per Common Share Available to Common Stockholders	$0.43	$0.38
Basic and Diluted Income Per Share – Class C Common	$0.12	$0.11
Weighted Average Basic Shares Outstanding – Common Stockholders	6,050	6,050
Weighted Average Diluted Shares Outstanding - Common Stockholders	6,178	6,178
Weighted Average Basic Shares Outstanding – Class C Common	383	383
Weighted Average Diluted Shares Outstanding – Class C Common	383	383